UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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National Mercantile Bancorp
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April    , 2006

Dear Shareholders:

We cordially invite you to attend the 2006 Annual Meeting of Shareholders. The meeting will be held on Thursday, May 18, 2006 at 6:00 p.m. local time at The Peninsula Beverly Hills, 9882 South Santa Monica Blvd., Beverly Hills, California 90212.

We have enclosed the Notice of the 2006 Annual Meeting of Shareholders, the Proxy Statement, the Proxy Card, a postage prepaid return envelope and our Annual Report on Form 10-KSB.

At the meeting, the shareholders will be asked to elect nine directors and to approve an amendment to our Articles of Incorporation to extend the restriction to prohibit, without the prior approval of the Board of Directors, until July 1, 2009, the transfer of shares of common or preferred stock to any person who is or would become the beneficial owner of more than 4.5% of the Company’s outstanding stock by virtue of such transfer. As you may recall, this restriction has been imposed to reduce the risk that we would inadvertently lose the full benefit of our income tax net operating loss carryforwards as a result of a “change of ownership” for tax purposes.

We will also report on our performance in 2005 and answer your questions regarding the Company.

We look forward to seeing you at the meeting.

Sincerely,

Robert E. Gipson	Scott A. Montgomery
Chairman of the Board	President and Chief Executive Officer

NATIONAL MERCANTILE BANCORP
NOTICE OF 2006 ANNUAL MEETING OF SHAREHOLDERS
to be held Thursday, May 18, 2006

The Annual Meeting of Shareholders of National Mercantile Bancorp will be held on Thursday, May 18, 2006, at 6:00 p.m. local time at The Peninsula Beverly Hills, 9882 South Santa Monica Blvd., Beverly Hills, California 90212.

At the Annual Meeting we will ask you to:

1.     Elect nine directors to serve for a term of one year and until their successors are elected and qualified. The persons nominated by the Board of Directors (Donald E. Benson, Joseph N. Cohen, Robert E. Gipson, W. Douglas Hile, Antoinette Hubenette, M.D., Scott A. Montgomery, Judge Dion G. Morrow, Carl R. Terzian and Robert E. Thomson) are described in the accompanying Proxy Statement.

2.     Approve an amendment to Article XIII of our Articles of Incorporation to extend the termination date of that Article from July 1, 2006 to July 1, 2009 (in general, Article XIII prohibits the transfer, without the prior approval of the Board of Directors, of shares of common or preferred stock to any person if such person is or would become by reason of such transfer the beneficial owner of more than 4.5% of National Mercantile Bancorp’s capital stock).

3.     Transact any other business that may properly be presented at the meeting.

If you owned Common Stock of National Mercantile Bancorp on March 31, 2006, the record date, you are entitled to attend and vote at the Annual Meeting.

By Order of the Board of Directors,

1880 Century Park East
Suite 800	Joseph N. Cohen
Los Angeles, CA 90067	Corporate Secretary
April , 2006

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE DATE, SIGN AND RETURN THE ACCOMPANYING PROXY WITHOUT DELAY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING, AND YOUR PROXY WILL NOT BE USED IF YOU ARE PRESENT AND PREFER TO VOTE IN PERSON.

NATIONAL MERCANTILE BANCORP
PROXY STATEMENT
2006 ANNUAL MEETING OF SHAREHOLDERS
to be held May 18, 2006

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did you send me this proxy statement and proxy card?

We sent you this Proxy Statement and the enclosed proxy card because you own shares of Common Stock of National Mercantile Bancorp. Your proxy is being solicited by the Board of Directors of National Mercantile Bancorp. This Proxy Statement provides you with information that will help you to cast your vote at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

When you sign the proxy card, you appoint each of Scott A. Montgomery and Robert E. Thomson, directors of National Mercantile Bancorp, as your representatives at the Annual Meeting (your proxies). Mr. Montgomery and Mr. Thomson will vote your shares at the Annual Meeting, as you have instructed them on your proxy card(s). If an issue comes up for vote at the Annual Meeting that is not on the proxy card, Mr. Montgomery or Mr. Thomson will vote your shares, under your proxy, in accordance with his best judgment.

We first mailed this Proxy Statement, the attached Notice of Annual Meeting and the enclosed proxy card on or about April   , 2006 to all shareholders entitled to vote. Shareholders who owned Common Stock on March 31, 2006 (the record date) are entitled to vote. On the record date, there were 5,541,280 shares of Common Stock outstanding.

We have enclosed our 2005 Annual Report on Form 10-KSB filed with the Securities and Exchange Commission, which includes our financial statements. The Form 10-KSB is not to be considered part of the soliciting materials.

What am I voting on?

We ask you to vote on:

•       the election of nine directors; and

•       the amendment to our Articles of Incorporation to extend the restriction to prohibit, until July 1, 2009, the transfer without the prior approval of the Board of Directors of shares of common or preferred stock to any person who is or would become the beneficial owner of more than 4.5% of the Company’s outstanding stock by virtue of such transfer.

At the time this Proxy Statement was printed, we knew of no other matters to be acted on by the shareholders at the Annual Meeting.

How many votes do I have?

You have one vote for each share of our Common Stock. In the election of directors, you may be permitted to “cumulate” your votes.

What is “cumulative voting”?

Cumulative voting is a manner of voting in the election of directors in which each shareholder is entitled to a total number of votes equal to the number of directors to be elected multiplied by the number of votes the shareholder would have on a single matter. The number of votes a shareholder has on a single matter is the number of shares of Common Stock held by the shareholder For example, if you hold 1,000 shares of Common Stock you are entitled to 9,000 total votes in the election of directors (9—the number of directors—multiplied by one vote per share of Common Stock, or 9,000 votes). You may use all of your votes for one nominee, or may distribute your votes among two or more nominees as you see fit. No shareholder may cumulate votes unless at least one shareholder gives notice at the Annual Meeting of his or her intention to cumulate votes in accordance with the California General Corporation Law.

Mr. Montgomery and Mr. Thomson (your proxies) may, in their discretion, cumulate votes for shares with respect to which they have proxies.

How are abstentions and broker non-votes treated?

Abstentions and broker non-votes will be included in the number of shares present at the Annual Meeting for purposes of determining the presence of a quorum. Abstentions and broker non-votes have no effect on the election of directors.

How do I vote?

You may vote by mail

Whether or not you plan to attend the Annual Meeting, we urge you to complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If you return a signed proxy card but do not provide voting instructions, your shares will be voted FOR the election of the nominees for directors identified in this Proxy Statement and FOR the amendment to the Articles of Incorporation to extend the restriction to prohibit, until July 1, 2009, the transfer without the prior approval of the Board of Directors of shares of common or preferred stock to any person who is or would become the beneficial owner of more than 4.5% of the Company’s outstanding stock by virtue of such transfer.

You may vote in person at the meeting

You may attend the Annual Meeting and vote in person. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the meeting. Otherwise, we cannot count your votes.

May I revoke my proxy?

If you have returned your signed proxy card, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of three ways:

•       You may send in another proxy with a later date;

•       You may notify National Mercantile Bancorp’s Secretary in writing before the Annual Meeting that you have revoked your proxy; or

•       You may vote in person at the Annual Meeting.

How will shares I hold in street name be voted?

If your shares are held in street name, your brokerage firm, under certain circumstances, may vote your shares. Brokerage firms have authority under New York Stock Exchange rules to vote customers’ shares on certain “routine” matters, including the election of directors. If you do not vote your proxy, your brokerage firm may either vote your shares on routine matters or leave your shares unvoted.

We encourage you to provide instructions to your brokerage firm by voting your proxy. This ensures your shares will be voted at the Annual Meeting.

What does it mean if I receive more than one proxy card?

If you have more than one account at the transfer agent and/or with stockbrokers, you will receive separate proxy cards for each account. Please sign and return all proxy cards to ensure that all your shares are voted.

How many votes may be cast at the Annual Meeting?

Based on the number of shares of Common Stock outstanding on the record date, up to 5,541,280 votes may be cast on any matter, subject to cumulative voting for directors.

How many shares do you need to hold the Annual Meeting (what are the quorum requirements)?

Shares representing a majority of our outstanding votes on the record date of March 31, 2006 must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. Accordingly, a quorum for our annual meeting is 2,770,641 votes.

Shares are counted as present at the meeting if the shareholder either:

•       is present at the meeting, or

•       has properly submitted a proxy card

Who nominates individuals for election to the Board of Directors?

Our bylaws state that nominations for the election of individuals to the Board of Directors may be made by the Board of Directors or by any holder of our voting stock. Nominations, other than those made by the Board of Directors, must be made in writing. If you wish to make such nominations, your notice must be received by the Corporate Secretary of National Mercantile Bancorp no more than 60 days prior to the Annual Meeting and no more than 10 days after the Notice of Annual Meeting is sent to shareholders. If the Notice of Annual Meeting is sent to shareholders exactly 10 days before the meeting, then your notice of intention to make a nomination to the Board of Directors must be made no later than the time fixed for the opening of the Annual Meeting as stated in the Notice of Annual Meeting. If you want to make a nomination to the Board of Directors you must give the following information to the extent known to you:

•       Name and address of each proposed nominee;

•       Principal occupation of each proposed nominee;

•       Number of shares of our stock owned by each proposed nominee;

•       Your name and address; and

•       The number of shares of our stock owned by you.

If nominations to the Board of Directors are not made as outlined above, the Chairman of the meeting may disregard the nominations and instruct the inspectors of election to disregard all votes cast for such nominees.

How many votes must the director nominees have to be elected?

The nine nominees receiving the highest number of votes will be elected as directors. If you do not vote for a particular nominee, or you withhold authority to vote for a particular nominee on your proxy card, your vote will not count either “for” or “against” the nominee.

Who pays the costs of soliciting these proxies?

We pay to distribute and solicit proxies and we reimburse brokers, nominees, fiduciaries and other custodians reasonable fees and expenses for forwarding proxy materials to shareholders. Our directors, officers and regular employees may solicit proxies in person, through mail, by telephone or through other means. We do not pay those individuals additional compensation for soliciting proxies.

PROPOSAL 1

ELECTION OF DIRECTORS

Our bylaws state that the Board of Directors will consist of not less than six directors nor more than eleven directors, with the exact number fixed from time to time by the Board of Directors or by the shareholders. The Board of Directors has fixed the number of directors at nine.

Based on the recommendation of the Nominating Committee, the Board of Directors has nominated the nine current directors for re-election. If you re-elect them, they will hold office until the next Annual Meeting and their successors are duly elected and qualified. Each nominee has indicated that he or she is willing to serve as a director. If any nominee is unable to serve or for good cause will not serve, Mr. Thomson or Mr. Montgomery (your proxies) may vote for another nominee proposed by the Board of Directors or the Board of Directors may reduce the number of directors to be elected. If any director resigns, dies or is otherwise unable to serve out his or her term, the Board of Directors may fill the vacancy until the next Annual Meeting, and such time as a successor is duly elected and qualified. It is presently intended that all directors elected at the Annual Meeting will also serve as directors of Mercantile National Bank. In addition, it is presently intended that if elected Messrs. Montgomery, Benson, Gipson and Hile will continue to serve as directors of South Bay Bank, N.A.

The following information is provided regarding the nominees.

Donald E. Benson Director since 1998 Age 75

Mr. Benson is Executive Vice President and a director of Marquette Financial Companies, Minneapolis, Minnesota, a financial services holding company (formerly Marquette Bancshares, Inc.). He has served in that position since 1992. Mr. Benson is also a director of MAIR Holdings, Inc., a commuter airline; Mass Mutual Corporate Investors, a mutual fund; and Mass Mutual Participation Investors, a mutual fund.

Joseph N. Cohen Director since 1998 Age 60

Mr. Cohen has been President of American Entertainment Investors, Inc., Santa Monica, California, a media financing and consulting firm, since February 1996, and a Principal of Abel’s Hill Capital Corp., an investment banking firm, since October 1996.

Robert E. Gipson Director since 1996 Age 59

Mr. Gipson is President of Alpha Analytics Investment Group, LLC, Los Angeles, California, a registered investment advisor, and has served in that capacity since its organization in 1998. Mr. Gipson is Of Counsel to the law firm of Gipson Hoffman & Pancione and has been a lawyer with that firm since 1982. Mr. Gipson is also President of Corporate Management Group, Inc., a financial management company, since 1988. Mr. Gipson has been Chairman of National Mercantile Bancorp since June 1997 and was Chairman of Mercantile National Bank from June 1997 to December 1998. He also serves as a director of South Bay Bank, N.A. and Business First National Bank, Santa Barbara, California.

W. Douglas Hile Director since 2003 Age 53

Mr. Hile is Chairman and CEO of Meridian Bank, a position he has held since October of 2002. He also serves as Senior Vice President and Regional President for Marquette Financial Companies, a diversified financial services holding company headquartered in Minneapolis, Minnesota. He has almost thirty years of experience in the financial services business, including management roles for Northern Trust and Bank One. Prior to joining Meridian Bank, he served as President and CEO of the Marquette Banks, a $3 billion commercial banking group based in Minneapolis.

Antoinette Hubenette, M.D. Director since 1998 Age 57

Dr. Hubenette was President and a director of Cedars-Sinai Medical Group, Beverly Hills, California (formerly Medical Group of Beverly Hills), a physicians’ medical practice group, from 1994 to 2000. She has been a practicing physician since 1982. She continues in part-time practice of general internal medicine.

Scott A. Montgomery Director since 1995 Age 64

Mr. Montgomery is President and Chief Executive Officer of National Mercantile Bancorp, Mercantile National Bank and South Bay Bank, N.A. He has served in that position for Mercantile National Bank since November 1995, for National Mercantile Bancorp since June 1997 and for South Bay Bank, N.A. since December 2001.

Judge Dion G. Morrow Director since 1998 Age 73

Judge Morrow has served as a private judge since November 1995. From February 1978 to October 1995, he served as Judge of the Los Angeles Superior Court. Judge Morrow has been Chairman of the Board of Mercantile National Bank since December 1998. During 2000 Judge Morrow also served as a member of the Judicial Review Commission on Foreign Asset Control, a joint commission of the Congress established by the Drug Kingpin Act of 1999.

Carl R. Terzian Director since 1998 Age 70

Mr. Terzian has been Chairman of the Board of Directors and Chief Executive Officer of Carl Terzian Associates, Los Angeles, California, a national public relations consulting firm, since 1969. He is also a director of Transamerica Investors, Inc., a member of the Transamerica Corp. family, which manages its own mutual funds and Electronic Clearing House, Inc., a national electronic clearing house for bank checks and credit cards.

Robert E. Thomson Director of Bancorp since 1983 and of the Bank since 1982 Age 64

Mr. Thomson has been Of Counsel to the law firm of Jekel & Howard, LLP, Scottsdale, Arizona since August 1996. He has been Vice Chair of National Mercantile Bancorp and Mercantile National Bank since June 1991.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” the election of the Board of Directors’ nominees.

Board Committees: Meetings

The Board of Directors met 11 times during fiscal year 2005. All directors attended at least 75% of all meetings of the Board of Directors and Committees on which he or she served in 2005. The following information is provided regarding certain Board Committees standing during 2005.

Audit Committee.   The Audit Committee held seven meetings during 2005. The Board of Directors previously adopted a written charter for the Audit Committee. The Audit Committee reviewed and proposed amendments to the charter during 2005. The revised charter was approved by the Board of Directors on October 28, 2005. The functions of the Audit Committee and its activities during 2005 are described below under the heading Report of the Audit Committee. The Audit Committee consists of directors Thomson, who serves as Chairman, Cohen, Gipson and Morrow. All of the members of the Audit Committee are “independent” under the listing standards of the National Association of Securities Dealers. The Board of Directors has determined that Joseph N. Cohen, a member of the Audit Committee, is an “audit committee financial expert” as that term is defined in Regulation S-B of the

Securities and Exchange Commission, and that he is “independent” as that term is used in Item 7(b)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

Nominating Committee.   The Nominating Committee consists of directors Gipson, who serves as Chairman, Benson and Terzian. The Nominating Committee recommends candidates to fill vacancies on the Board of Directors and recommends the slate of directors to be nominated by the Board of Directors for election at annual meetings of shareholders. The Nominating Committee met one time in 2005. All of the members of the Committee are “independent” under the listing standards of the National Association of Securities Dealers. The Nominating Committee has a charter. The charter is not available to security holders on the Company’s website. The Nominating Committee charter was included as an exhibit to Company’s proxy statement mailed to shareholders in connection with the Company’s 2005 Annual Meeting of Shareholders in fiscal 2005.

The Nominating Committee seeks to achieve a balance of knowledge, experience and capability among members of the Board of Directors. The Nominating Committee believes that members of the Board of Directors should have the highest professional and personal ethics and values. When considering candidates for nomination as a director, the Nominating Committee takes into account a number of factors. Director candidates are expected to meet a significant number of these factors, but are not expected to meet all the factors equally:

•       Ability to attend regular and special board of directors and committee meetings and willingness to perform the duties of a director;

•       Banking industry/general business knowledge, fine moral character, good personal and business reputation;

•       Industry knowledge, contacts and network of potential clients in industries served by us;

•       Reliability, responsibility, fair-mindedness, sound ethics and possession of a high degree of integrity;

•       Ability to develop significant amount of new business, participate in community activities and serve as ambassador for the institution;

•       Financial commitment regarding stock ownership and ability to deposit personal funds at the institution;

•       Candidates from the local community who are well known and respected will be given preferential consideration; and

•       Prior experience on financial institution boards of directors.

•       Other considerations:

•       Ten-year senior-level management experience in a “for-profit” business; and

•       Possession of specific skills in electronic data processing, internal auditing, accounting, personnel, finance, etc., and/or demonstrated business or financial institution consulting expertise and experience.

The Nominating Committee is responsible for assessing the appropriate mix of skills and characteristics required of members of the Board of Directors in the context of the perceived needs of the Board of Directors at a given point in time. Diversity in personal background, race, gender and age for the Board of Directors as a whole may be taken into account favorably in considering individual candidates.

The Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Nominating Committee will periodically assess the appropriate size of the Board of Directors and whether any vacancies on the Board of Directors are expected due to retirement or otherwise. If vacancies are anticipated, or otherwise arise, or the size of the Board of Directors is expanded, the Nominating Committee will consider various potential candidates for director. Candidates may come to the attention of the Nominating Committee through current members of the Board of Directors or management, shareholders or other persons. These candidates will be evaluated at regular or special meetings of the Nominating Committee, and may be considered at any point during the year.

The Nominating Committee will consider candidates for directors recommended by shareholders who follow the proper procedures in submitting the recommendation. To be considered for nomination by the Nominating Committee for election at an annual meeting, the recommendation must be submitted no later than January 31 of the year in which the meeting will be held. The recommendation must by in writing addressed to the Corporate Secretary and must include the following: (i) statement that the writer is a shareholder and is proposing a candidate for consideration by the Nominating Committee; (ii) name and contact information for the candidate; (iii) statement of the candidate’s business and educational experience; (iv) information regarding each of the factors listed above (other than the factor regarding board size and composition) sufficient to enable the Nominating Committee to evaluate the candidate; (v) statement detailing any relationship between the candidate and any or our competitors; (vi) detailed information about any relationship or understanding between the writer and the candidate; and (vii) statement that the candidate is willing to be considered and is willing to serve as a director if nominated and elected.

Shareholders may personally nominate directors at an annual meeting by following the procedures for shareholder nominations set forth in the Bylaws, which are summarized under “Information about the Annual Meeting and Voting—Who nominates individuals for election to the Board of Directors?”

Stock Option and Compensation Committee.   The Stock Option and Compensation Committee recommends to the Board of Directors all elements of compensation for the executive officers. This Committee held three meetings during 2005. This Committee also administers our 1996 Stock Incentive Plan and the 2005 Stock Incentive Plan. The Committee consists of directors Morrow, who serves as Chairman, Hubenette, Thomson and Hile. All of the members of the Stock Option and Compensation Committee are “independent” under the listing standards of the National Association of Securities Dealers.

Compensation of Directors

We compensate our non-employee directors through fees and stock options. Directors who are employees (currently only Mr. Montgomery) received no separate compensation for their services as directors.

In January and February 2005, National Mercantile Bancorp and Mercantile National Bank paid directors’ fees in accordance with the following:

•       The Chairman of National Mercantile Bancorp and the Chairman of Mercantile National Bank received a monthly retainer of $1,100 and an additional $500 for each Board of Directors meeting attended and $200 for each Board committee meeting attended.

•       Each other non-employee director received a monthly retainer of $1,000 and an additional $500 for each Board of Directors meeting attended.

•       The Chairman of the Loan Committee received a monthly retainer of $300 and each other non-employee member of the Loan Committee received a monthly retainer of $250.

•       The Chairman of each Board committee received $250 for each Board committee meeting attended and each other non-employee Board committee member received $200 for each Board committee meeting attended.

Beginning in March of 2005, National Mercantile Bancorp and Mercantile National Bank paid directors’ fees in accordance with the following:

•       The Chairman of National Mercantile Bancorp and the Chairman of Mercantile National Bank received a monthly retainer of $1,100 and an additional $550 for each Board of Directors meeting attended and $250 for each Board committee meeting attended.

•       Each other non-employee director received a monthly retainer of $1,000 and an additional $550 for each Board of Directors meeting attended.

•       The Chairman of the Loan Committee received a monthly retainer of $350 and each other non-employee member of the Loan Committee received a monthly retainer of $300.

•       The Chairman of each Board committee received $300 for each Board committee meeting attended and each other non-employee Board committee member received $250 for each Board committee meeting attended.

In 2005, each director of South Bay other than the Chairman and the non-employee directors who are directors of National Mercantile Bancorp (Messrs. Benson, Gipson and Hile) received a monthly retainer of $1,750; the Chairman received a monthly retainer of $1,900 and each director who was also a director of National Mercantile Bancorp received a monthly retainer of $1,250.

We paid fees aggregating $274,000 to non-employee directors of National Mercantile Bancorp for services during 2005 as directors for all entities. In addition, in 2005, each non-employee director of National Mercantile Bancorp received an option to purchase 1,000 shares of Common Stock for $15.05 per share, the market price of the Common Stock on the date of grant.

We do not reimburse directors for travel and other related expenses incurred in attending shareholders, Board of Directors or committee meetings.

Director Attendance at Annual Meetings

We typically schedule a Board of Directors meeting in conjunction with our Annual Meeting and expect that our directors will attend both such meetings, absent a valid business or personal conflict. Seven of our nine directors attended our 2005 Annual Meeting.

Certain Relationships and Related Transactions

From time to time we have made loans to directors and executive officers. All of these loans which were either made or were outstanding in 2005 were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. These loans do not involve more than the normal risk of collectability or present other unfavorable features.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent National Mercantile Bancorp specifically incorporates this Report by reference therein.

The Audit Committee (the “Committee”) oversees our financial reporting process on behalf of the Board of Directors. In fulfilling its oversight responsibilities the Committee reviewed and discussed with management the audited financial statements included in our Annual Report on Form 10-KSB filed with the Securities and Exchange Commission and the unaudited financial statements included in our Quarterly Reports on Form 10-QSB filed with the Commission.

Management is responsible for National Mercantile Bancorp’s (the “Company’s”) financial reporting process including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent registered public accountants are responsible for auditing those financial statements.

The Committee’s responsibility is to monitor and review these processes and procedures. The members of the Committee are not professionally engaged in the practice of accounting or auditing and are not professionals in those fields. The Committee has relied on the information provided and on the representations made by management regarding the effectiveness of internal controls over financial reporting, that the financial statements have been prepared with integrity and objectivity and that such financial statements have been prepared in conformity with generally accepted accounting principles. The Committee also relies on the opinions of the independent public accountants on the consolidated financial statements and the effectiveness of internal controls over financial reporting. The Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, its consultations and discussions with management and the independent public accountants do not assure that the Company’s  financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that our Company’s independent accountants are in fact “independent.”

The Committee met and discussed with the independent public accountants the matters required to be discussed by Statements on Accounting Standards (SAS) No. 61. These discussions included the clarity of the disclosures made therein, the underlying estimates and assumptions used in the financial reporting, and the reasonableness of the significant judgments and management decisions made in developing the financial statements. In addition, the Committee has discussed with the independent public accountants their independence from the Company and has received the written letter from the independent public accountants required by Independence Standards Board Standard No. 1.

The Committee also met and discussed with the independent public accountants issues related to the overall scope and objectives of the audit, the Company’s internal controls and critical accounting policies, and the specific results of the audit. Management was present at all or some part of each of these meetings. Lastly, the Committee met with management and discussed the engagement of Moss Adams LLP as the Company’s independent public accountants.

Pursuant to the reviews and discussions described above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-KSB for the fiscal year 2005 filed with the Securities and Exchange Commission.

Signed and adopted by the Audit Committee as of April 5, 2006.

/s/ Robert E. Thomson, Chairman
/s/ Joseph N. Cohen
/s/ Robert E. Gipson
/s/ Dion G. Morrow

PROPOSAL 2
AMENDMENT TO THE ARTICLES OF INCORPORATION

The Board of Directors has approved an amendment to Article XIII of the Articles of Incorporation to extend the termination date of that Article from July 1, 2006 to July 1, 2009.

Description of Article XIII

Article XIII prohibits the transfer of shares of Common Stock or Preferred Stock to a person if such person is or would become by reason of such transfer the beneficial owner of more than 4.5% of our stock (as the term “stock” is defined, and such ownership is determined under Section 382 of the Internal revenue Code of 1986). The transfer restriction will expire (i) July 1, 2006 or (ii) upon the occurrence of any transaction in which holders of all outstanding shares of capital stock receive, or are offered the opportunity to receive, cash, stock or other property for all such shares and upon the consummation of which the acquirer will own at least a majority of the outstanding shares of capital stock. In addition, the Board of Directors is expressly empowered to waive application of this transfer restriction to any specific transaction provided that such waiver is by resolution of the Board of Directors duly considered and approved by at least a majority of the Board of Directors prior to any such transfer of stock.

This transfer restriction was originally adopted because National Mercantile Bancorp had substantial tax net operating loss carryforwards (“NOLs”) in 1997. Federal and state income tax laws provide that following an ownership change of a corporation with a NOL, a net unrealized built-in-loss or tax credit carryovers, the amount of annual post-ownership change taxable income that can be offset by pre-ownership change NOLs, built in losses or tax credit carryovers, generally cannot exceed a prescribed annual limitation. The annual limitation generally equals the product of the fair market value of the corporation immediately before the ownership change (subject to certain adjustments) and the federal long term tax-exempt rate prescribed monthly by the Internal Revenue Service. If such limitations were to apply to us, our ability to reduce future taxable income by the NOLs could be severely limited. In addition, the use of certain other deductions attributable to events occurring in periods before such ownership change, that are claimed within the five-year period after such ownership change, may also be limited (such deductions, together with net operating loss carryforwards, “pre-change losses”).

Reasons for the Amendment

As of December 31, 2005, we had NOLs of $5.0 million for federal and $0 (zero) for California purposes.  The Board of Directors approved the amendment to reduce the risk that our use of these NOLs would be limited under Section 382 without the consent of the Board by extending the share transfer restriction.

Text of the Amendment

The amendment would revise subparagraph (D) to read as follows (with the change shown by strikeout):

“(D)   Termination.   This Article XIII shall have no applicability and shall be of no force and effect notwithstanding notations to the contrary on any certificates evidencing ownership of any securities of the Corporation, (i) on or after July 1, 2009 or (ii) upon the occurrence of any transaction in which holders of all outstanding shares of capital stock receive, or are offered the opportunity to receive, cash, stock or other property for all such shares and upon the consummation of which the acquirer will own at least a majority of the outstanding shares of capital stock.”

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” the approval of the amendment to Article XIII of the Articles of Incorporation.

INFORMATION ABOUT NATIONAL MERCANTILE BANCORP
COMMON AND PREFERRED STOCK OWNERSHIP

Security Ownership of Principal Shareholders and Management

The following table provides information as of March 31, 2006 regarding the Common Stock and the Series B Convertible Perpetual Preferred Stock (“Series B Preferred Stock”) owned by: (i) each person we know to beneficially own more than 5% of the outstanding Common Stock or outstanding Series B Preferred Stock; (ii) each of our directors; (iii) each of our executive officers named in the Summary Compensation Table included in this Proxy Statement; and (iv) all of our executive officers and directors as a group. Except as may be indicated in the footnotes to the table and subject to applicable community property laws, to our knowledge each person identified in the table has sole voting and investment power with respect to the shares shown as beneficially owned.

Name and Address of Beneficial Owner(1)(2)	Number of Common Shares Owned		Percent of Class	Number of Series B Preferred Shares Owned	Percent of Class
James O. Pohlad(3)	900,601	(4)	16.0	334	33.4
Robert C. Pohlad(3)	900,534	(5)	16.0	333	33.3
William M. Pohlad(3)	900,534	(5)	16.0	333	33.3
Carl R. Pohlad(3)(6)	387,497		7.0	-0-	*
Hovde Capital Advisors LLC(7)	315,882		5.7	-0-	*
Donald E. Benson	80,437	(8)	1.5	-0-	*
Joseph N. Cohen	9,562	(9)	*	-0-	*
Robert E. Gipson	45,470	(9)	*	-0-	*
W. Douglas Hile	2,676	(10)	*	-0-	*
Antoinette Hubenette, M.D.	8,187	(11)	*	-0-	*
Scott A. Montgomery	261,995	(12)	4.6	-0-	*
Judge Dion G. Morrow	18,250	(9)	*	-0-	*
Carl R. Terzian	8,031	(9)	*	-0-	*
Robert E. Thomson	16,977	(9)	*	-0-	*
David R. Brown	40,625	(13)	*	-0-	*
Robert W. Bartlett	48,750	(14)	*	-0-	*
All directors and executive officers as a group (11 persons)	540,962	(15)	9.3	-0-	*

*                    Less than one percent (1%)

(1)          “Beneficial ownership” is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. For example, you “beneficially” own common or preferred stock not only if you hold it directly, but also if you own it indirectly (through a relationship, a position as a director or trustee, or a contract or understanding), have or share the power to vote the stock, to sell it or have the right to acquire it within 60 days.

(2)          The business address of each director and executive officer is c/o National Mercantile Bancorp, 1880 Century Park East, Suite 800, Los Angeles, California 90067.

(3)          The address is 60 South Sixth Street, Suite 3800, Minneapolis, Minnesota 55402.

(4)          Includes 80,958 shares that may be acquired presently or within 60 days of March 31, 2006 upon conversion of Series B Preferred Shares.

(5)          Includes 80,716 shares that may be acquired presently or within 60 days of March 31, 2006 upon conversion of Series B Preferred Shares

(6)          Owned in two separate revocable trusts.

(7)          The address for Hovde Capital Advisors LLC and Eric D. Hovde is 1824 Jefferson Place, N.W., Washington, D.C. 20036. The address for Steven D. Hovde is 1629 Colonial Parkway, Inverness, Illinois 60067.

(8)          Includes 1,250 shares that may be acquired upon exercise of options.

(9)          Includes 6,250 shares that may be acquired upon exercise of options.

(10)   Includes 2,500 shares that may be acquired upon exercise of options.

(11)   Includes 3,750 shares that may be acquired upon exercise of options.

(12)   Includes 165,385 shares that may be acquired upon exercise of options

(13)   Includes 15,625 shares that may be acquired presently or within 60 days of March 31, 2006 upon exercise of options.

(14)   Includes 48,750 shares that may be acquired presently or within 60 days of March 31, 2006 upon exercise of options.

(15)   Includes 268,510 shares that may be acquired presently or within 60 days of March 31, 2006 upon exercise of options.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and 10% shareholders to file reports with the Securities and Exchange Commission on changes in their beneficial ownership of Common Stock and to provide us with copies of the reports.

Based on our review of these reports, we believe that all of these persons have filed all required reports on a timely basis in 2005 except for the following transactions that were filed late due to administrative oversights: (i) the conversion of Series A Preferred shares by James O. Pohlad, Robert C. Pohlad, William M. Pohlad, Mr. Gipson and Mr. Thomson in June 2005 and (ii) the grant of a stock option in July 2005 to each of Mr. Benson, Mr. Cohen, Mr. Gipson, Mr. Hile, Dr. Hubenette, Mr. Morrow, Mr. Terzian, and Mr. Thomson.

EXECUTIVE OFFICERS

Biographies

We have three executive officers: Scott A. Montgomery, David R. Brown and Robert W. Bartlett. The biography of Mr. Montgomery is included under the section “Election of Directors.”

Mr. Brown (age 46) was appointed Executive Vice President and Chief Financial Officer of National Mercantile Bancorp and Mercantile National Bank in June 2001 and of South Bay Bank, N.A. in December 2001. From November 1997 to April 2001 he served as Chief Operating Officer and Chief Financial Officer and a director of PriVest Bank in Costa Mesa, California.

Mr. Bartlett (age 59) was appointed Executive Vice President and Chief Operating Officer in December 2005. He has been Chief Credit Officer of National Mercantile Bancorp since November 2003 and Chief Credit Officer of South Bay Bank since December 2001. From May 2000 to December 2001 he was a Senior Vice President—Commercial Banking South at Pacific Century Bank in Santa Ana, California and for more than five years prior to that he was Senior Vice President - Chief Credit Officer, Commercial Banking at Tokai Bank in Los Angeles, California.

Compensation of Executive Officers

The following table shows certain information regarding compensation paid in respect of services rendered during the last three years to the Chief Executive Officer, each person who was an executive officer at the end of 2005 and each former executive officer whose salary and bonus exceeded $100,000 during 2005 (the “Named Executive Officers”).

Summary Compensation Table

		Annual Compensation				Long Term Compensation
Name and Principal Position	Year	Salary($)		Bonus($)		Awards Securities Underlying Options/SAR’s (#)	All Other Compensation($)
Scott A. Montgomery	2005	$334,408		$320,177	(1)(2)	25,000	$17,224	(4)
President and Chief Executive Officer	2004	$320,314		$120,761	(3)(2)	—	$16,547	(4)
	2003	$314,650		$9,090		—	$13,954	(4)
David R. Brown	2005	$173,867		$85,500	(5)	7,500	$12,586	(7)
Executive Vice President &	2004	$157,850		$37,500	(6)	5,000	$10,963	(7)
Chief Financial Officer	2003	$153,333		$15,000		—	$6,400	(7)
Robert W. Bartlett	2005	$202,766		$92,500		7,500	$17,648	(7)
Executive Vice President and	2004	$189,167		$45,000		—	$10,545	(7)
Chief Operating Officer	2003	$159,317	(8)	$32,500		21,500	$8,826	(7)

(1)          $160,088 of Mr. Montgomery’s bonus was deferred.

(2)          Incentive bonus in accordance with his employment agreement as in effect for the respective years.

(3)          $60,381 of Mr. Montgomery’s bonus was deferred.

(4)          Consists of club membership fees, automobile allowance, Company-matching 401(k) contribution and group term life insurance.

(5)          $85,500 of Mr. Brown’s bonus was deferred.

(6)          $37,500 of Mr. Brown’s bonus was deferred.

(7)          Consists of automobile allowance, Company-matching 401(k) contribution and group term life insurance.

(8)          Mr. Bartlett was appointed Executive Vice President and Chief Credit Officer for National Mercantile Bancorp in November 2003.

The following table sets forth certain information with respect to options granted during 2005 to the Named Executive Officers:

2005 Option Grants

Name	No. of Securities Underlying Options/ SARs Granted		% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share)	Expiration Date
Scott A. Montgomery	25,000	(1)	15.4%	$15.70	10/28/2015
David R. Brown	7,500	(2)	4.6%	$12.49	4/22/2015
Robert W. Bartlett	7,500	(2)	4.6%	$12.49	4/22/2015

(1)          This option vests fully on the six-month anniversary of the grant date.

(2)          This option vests 50% on the first anniversary of the grant date and 50% on the second anniversary of the grant date.

The following table sets forth certain information regarding options exercised during 2005 by the Named Executive Officers and the options held by the Named Executive Officers at year-end.

2005 Option Exercises and Year-End Option Values

			Number of Securities Underlying Unexercised Options/SARs at Fiscal Year End(#)		Value of Unexercised In-the-Money Options/SARs at Fiscal Year End($)(1)
Name	Shares Acquired on Exercise(#)	Value Realized(2)	Exercisable	Unexercisable	Exercisable	Unexercisable
Scott A. Montgomery	53,700	$646,268	107,308	25,000	$1,383,737	$94,750
David R. Brown	10,000	$66,475	12,500	10,000	$147,625	$75,850
Robert W. Bartlett	—	—	31,500	7,500	$374,485	$52,500

(1)          In accordance with Securities and Exchange Commission rules, the value of unexercised “in-the-money” options is the difference between the closing sale price of the Common Stock on December 31, 2005 ($19.49 per share) and the exercise price of the option, multiplied by the number of shares subject to the option.

(2)          In accordance with Securities and Exchange Commission rules, the value of exercised “in-the-money” options is the difference between the closing sale price of the Common Stock on the exercise date and the exercise price of the option, multiplied by the number of shares subject to the option.

2005 Stock Incentive Plan

The Company maintains the National Mercantile Bancorp 2005 Stock Incentive Plan (the “Plan”). The following is a brief summary of the material features of the Plan.

Administration.   The Plan is administered by the Board of Directors or, at the discretion of the Board, a committee of the Board of Directors (the “Administrator”). The Board of Directors has delegated the administration of the Plan to the Stock Option and Compensation Committee.

The Administrator has full and final authority to select the recipients of awards and to grant such awards. Subject to the provisions of the Plan, the Administrator has sole and absolute discretion in determining the terms and conditions of awards and the number of shares to be issued pursuant thereto, including the exercise price and conditioning the receipt or vesting of awards upon the achievement of specified performance criteria. Subject to limitations imposed by law, the Board of Directors may amend or terminate the Plan at any time and in any manner. However, no such amendment or termination may deprive the recipient of an award previously granted under the Plan of any rights thereunder without the consent of the recipient.

Terms of Awards.   The Plan authorizes the Administrator to enter into any type of arrangement with an eligible recipient that, by its terms, involves or might involve the issuance of Common Stock or any other security or benefit with a value derived from the value of Common Stock. Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights (“SARs”), phantom stock, dividend equivalents, performance units or performance shares. Stock options granted under the Plan may be either incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”) or options that are not intended to qualify as incentive stock options (referred to as nonqualified stock options). Each award will be evidenced by an agreement between the Company and the grantee which will contain the terms and conditions required by the Plan and such other terms and conditions not inconsistent therewith as the Administrator may deem appropriate. However, all stock options and SARs granted under the Plan will have an exercise price and a base value, respectively, not less than the fair market value of the Common Stock on the date of grant. The benefit with respect to SARs will be payable solely in shares of Common Stock with a fair market value equal to the benefit.

An award granted under the Plan may include a provision accelerating the receipt of benefits upon the occurrence of specified events, such as a change of control of National Mercantile Bancorp or a dissolution, liquidation, merger, reclassification, sale of substantially all of the property and assets of the Company or other significant corporate transactions. Any stock option granted to an employee may be an incentive stock option or a non-qualified stock option. Awards to nonemployee directors may only be non-qualified stock options.

An award may permit the recipient to pay all or part of the purchase price of the shares or other property issuable pursuant thereto, or to pay all or part of such employee’s tax withholding obligation with respect to such issuance, by (a) cash, (b) delivering previously owned shares of the Company’s capital stock or other property, or (c) reducing the amount of shares or other property otherwise issuable pursuant to the award. If an option permits the recipient to pay for the shares issuable pursuant thereto with previously owned shares, the recipient would be able to exercise the option in successive transactions, starting with a relatively small number of shares and, by a series of exercises using shares acquired from each such transaction to pay the purchase price of the shares acquired in the following transaction, to exercise an option for a large number of shares with no more investment than the original share or shares delivered.

Termination.   The Plan will terminate on March 24, 2015, except as to awards then outstanding, which awards will remain in effect until they have been exercised, the restrictions have lapsed or the awards have expired or been forfeited. The Board of Directors may also amend, modify, suspend or terminate the Plan from time to time although no such action can be taken without shareholder approval if required by applicable law.

Employment and Severance Agreements

Mr. Montgomery has entered into an employment agreement that terminates March 31, 2007. Under the agreement, as amended, Mr. Montgomery is entitled to: (1) an annual base salary ($349,456 for 2006, with annual cost of living increases not to exceed 5% per year); (2) an annual incentive bonus equal to 3% of the first $3 million of our pre-tax profit, 4% of the next $2 million of our pre-tax net profit and 5% of our pre-tax profit over $5 million, with a maximum bonus equal to Mr. Montgomery’s annual base salary for the year; and (3) certain other benefits, including a company automobile and payment of club membership dues. We may terminate Mr. Montgomery’s employment at any time with or without cause. If we terminate his employment without cause, Mr. Montgomery would be entitled to receive as severance pay his base salary for 18 months following termination and a pro rata portion of the bonus he would have earned if there is a pre-tax profit in the year his employment terminates. In addition, if there is a change of control of National Mercantile Bancorp, in certain circumstances Mr. Montgomery would be entitled to a lump sum payment equal to 18 months of his base salary then in effect plus the pro rata portion of his bonus. These circumstances include his voluntary termination of employment during the second six-month period following the change of control and termination of his employment by us without cause.

Each of Messrs. Brown and Bartlett are parties to an agreement that provides that, if there is a change of control of National Mercantile Bancorp, and we terminate his employment without cause, or he voluntarily terminates his employment, in either case within one year following the change of control, we will pay him a lump sum severance payment equal to fifteen months’ salary plus twice the amount of the bonus for the immediately preceding fiscal year and will reimburse him for COBRA payments for fifteen months. We may terminate these agreements by 12 months’ written notice to the employee.

Code of Ethics

We have a code of ethics that applies to our directors, officers and employees. We will provide without charge a copy of the code of ethics to any person who so requests by a letter addressed to the Corporate Secretary, National Mercantile Bancorp, 1880 Century Park East, Suite 800, Los Angeles, California 90067.

INDEPENDENT PUBLIC ACCOUNTANTS

Ernst & Young LLP audited our financial statements for the yearended December 31, 2004. Moss Adams LLP audited our financial statements for the year ended December 31, 2005. We expect that a representative from Moss Adams will be present at the Annual Meeting. We will provide the representative with the opportunity to make a statement if desired and to respond to appropriate questions by shareholders.

On June 16, 2005, the Company dismissed Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accountants. E&Y’s reports on the Company’s consolidated financial statements for the years ended December 31, 2003 and December 31, 2004 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. There were no disagreements with E&Y, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to E&Y’s satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report. The Company engaged Moss Adams LLP effective June 16, 2005 as its new principal accountant to audit its financial statements. This dismissal of E&Y and the engagement of Moss Adams were both approved by the Audit Committee. The decision to change independent auditors was based upon economic considerations and was not a reflection of E&Y’s commitment or on the quality of the services provided to the Company.

The following table sets forth the fees for professional services billed by the firms and for the periods indicated:

	2004	2005	2005
	(Ernst & Young)	(Ernst & Young)	(Moss Adams)
Audit Fees	$142,915	$86,050	$28,132
Audit Related Fees	—	$5,000	—
Tax Fees	—	—	—
All Other Fees	—	$10,000	—

It is the policy of the Audit Committee to pre-approve all services rendered by the independent auditors. All of the services rendered by Ernst & Young LLP in 2004 and 2005 and all of the services rendered by Moss Adams LLP in 2005 were pre-approved by the Audit Committee.

SHAREHOLDER COMMUNICATIONS WITH DIRECTORS

Shareholders who want to communicate with the Board of Directors or any individual director should write to: Corporate Secretary, National Mercantile Bancorp, 1880 Century Park East, Suite 800, Los Angeles, California 90067. The letter should indicate that you are a shareholder of National Mercantile Bancorp, and set forth the number of shares you hold and how the shares are held if they are not registered in your name. Depending upon the subject matter, the Corporate Secretary will:

•       Forward the communication to the director or directors to whom it is addressed;

•       Delegate the inquiry to management where it is a request for information about National Mercantile Bancorp or a stock-related matter;

•       Not forward the communication, if it is primarily commercial in nature, or if it relates to an improper or irrelevant topic, or is repetitive or redundant.

SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

If you wish to submit proposals to be included in our proxy statement for the 2007 Annual Meeting of Shareholders, we must receive them on or before December 15, 2006. Please address your proposals to: Corporate Secretary, National Mercantile Bancorp, 1880 Century Park East, Suite 800, Los Angeles, California 90067.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-KSB

We will furnish without charge a copy of our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, as filed with the Securities and Exchange Commission, including the financial statements and financial statement schedules thereto, to any shareholder who so requests by writing to Corporate Secretary, National Mercantile Bancorp, 1880 Century Park East, Suite 800, Los Angeles, California 90067.

By order of the Board of Directors

Dated: April , 2006	Joseph N. Cohen Corporate Secretary

Appendix A

NATIONAL MERCANTILE BANCORP

BOARD OF DIRECTORS’

AUDIT COMMITTEE CHARTER

October 2005

COMMITTEE ORGANIZATION, FUNCTION AND MEMBERSHIP

The Board of Directors (“Board”) of National Mercantile Bancorp (“Company”) has established the Audit Committee (“Committee”), in accordance with Article III, Section 3.03 of the Company Bylaws. The purpose of this charter is to establish the organization, composition, authority, responsibility and specific duties of the Committee.

The Committee will assist the Board in fulfilling its fiduciary responsibility to shareholders, directors and regulatory authorities relating to the quality and integrity of the Company’s accounting systems, financial reporting process, and overall internal control structure. To do so, the Committee shall:

1.                 Review the reports of the Company’s Independent Public Accountants (“IPA”), regulatory examiners, and other information submitted by and/or requested of Company Management.

2.                 Report its activities to the Board, making recommendations for changes in the manner in which the Company is doing business the Committee deems advisable.

3.                 Carry out the fiduciary responsibilities of the Committee in an informed and vigilant manner to ensure compliance with the laws and regulations relating to safety and soundness and financial reporting.

4.                 Employ such resources in the performance of Committee’s duties, including access to separate legal counsel or special experts, as it deems necessary.

5.                 Designate a Chairperson to preside over meetings and report Committee actions and recommendations to the Board.

6.                 Perform all such acts and fulfill all the duties imposed by Federal and State law and required by government agencies including the Federal Reserve Board, the Securities and Exchange Commission and the Office of the Comptroller of the Currency, and NASDAQ.

The Committee shall be comprised of not less than three Independent Directors of the Company. The Board will review the membership annually. Unless a specific waiver is granted by the Board, the Committee shall consist of members who:

•       Are outside Directors, independent of the Company, appointed by the Board from time to time.

•       Are not and have not been officers, employees, affiliates, or associates of the Company nor any of its subsidiaries for the twelve-month period prior to appointment.

•       Are not immediate family members of any officers or employees of the Company nor any of its subsidiaries.

•       Have financial institution or related financial management expertise.

AUTHORITY AND RESPONSIBILITY

The Committee derives its authority from the Board and directly from certain laws to which the Company is subject. Pursuant thereto, the Committee has the full authority to examine, audit and investigate all financial records, operations, activities, and affairs of the Company. The Committee is authorized full and unrestricted access to all company records, property, operations and personnel of the Company. The Committee is to keep the Board apprised, through minutes and other means, of its activities and any significant developments.

The Committee is the Board’s principal agent in ensuring the independence of the Company’s IPA, the integrity of management and the adequacy of disclosures to stockholders. The Committee is to maintain free and open communication lines with the Board, the IPA and Company management.

The Audit Committee shall:

•       Have sole authority to appoint, determine funding for, and oversee the IPA;

•       Approve, in advance, the provision by the IPA of any non-audit related services;

•       Have authority to engage and determine funding for independent counsel and other advisors to the Committee; and

•       Review complaints received by the Bank or Committee regarding accounting procedures, internal accounting controls or auditing matters, in a confidential and anonymous manner.

MEETINGS AND ATTENDANCE

The Committee shall meet at least four times per year (quarterly) and as many more times as the Committee or its Chairperson deems necessary. Members of the Committee may be present at Committee meetings in person or via telephone or videoconference. The Chairperson may request that members of management or representatives of the IPA be present at Committee meetings.

The Committee shall meet with the IPA without management being present at least annually and at other times as the Committee or its Chairperson request. The Committee may meet with internal auditors without management being present as the Committee or its Chairperson request.

MEETING MINUTES

Minutes of each Committee meeting are to be maintained along with all applicable supporting documentation in a secure manner in the same location as other corporate records of the Company. Minutes are to be reviewed and approved by the Committee. Copies of the Minutes are to be sent to all members of the Board and are to be available for review by the IPA and regulatory agency examiners.

SPECIFIC DUTIES AND RESPONSIBILITIES

The Committee shall complete the duties and responsibilities described below.

1.                Appoint the Company’s IPA annually. In so doing the Committee shall:

•        Review the independence and qualification of the IPA and approve the annual engagement letter, audit scope and related services and fees.

•        Review the Company’s audited financial statements to ensure the Company meets the requirements of an annual Director’s examination, the IPA’s opinion to be rendered in connection therewith, and any unresolved disagreements with management concerning accounting or disclosure matters.

•        Review the IPA’s report regarding management’s assessments of internal controls and compliance with laws and regulations.

•        Meet with Company management and the IPA to discuss the IPA’s findings and suggestions for improving internal controls and management’s plans for corrective action. Review the IPA’s comments and recommendations set forth in the management letter and management’s written response.

2.                Review, on a quarterly basis, the Company’s legal exposure from and adequacy of reserves for pending or threatened litigation that could have a significant impact on the Company’s financial statements.

3.                Review significant findings of government regulators regarding the Company together with management’s related responses, and monitor corrective actions on major noted deficiencies.

4.                Review the results of internal audits of Company records performed by outsourced internal auditors, including summary reports and reports of findings and recommendations provided to management. Review management’s written response to the audits and monitor corrective actions.

5.                Review internal status reports, regulatory reports, financial statements, and new and/or revised written policies and procedures as periodically presented by management or as requested and/or designated by the Committee or its Chairperson.

6.                Have familiarity with the internal accounting and reporting principles and practices applied by Management in preparing its financial statements.

7.                Monitor the adequacy and effectiveness of the Management’s plans, programs and internal controls to ensure compliance with applicable laws and regulations.

8.                Review annually and recommend to the Board the purchase and/or renewal of the Company’s insurance coverages and blanket bonds.

9.                Establish policies and procedures for the receipt, retention, and treatment of complaints received by the Bank regarding accounting, internal accounting controls, or auditing matters.

10.         Review annually the Company’s policy and procedures regarding confidential, anonymous submissions by the employees of the Bank regarding questionable accounting or auditing matters.

11.         Review prior to issuance the Company’s Annual Meeting Proxy to see that it includes a statement that the Committee has a written Charter and contains required information about any Committee member who is not independent.

12.         File a copy of the Committee Charter with the Securities and Exchange Commission every three years.

End of Document.

PROXY

NATIONAL MERCANTILE BANCORP

ANNUAL MEETING OF SHAREHOLDERS, MAY 18, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

NATIONAL MERCANTILE BANCORP

The undersigned hereby appoints Scott A. Montgomery and Robert E. Thomson, and each of them, the proxy or proxies of the undersigned with full powers of substitution to each to attend the Annual Meeting of Shareholders of National Mercantile Bancorp (the “Meeting”) to be held on May 18, 2006 at The Peninsula Beverly Hills, 9882 South Santa Monica Blvd., Beverly Hills, California 90212, beginning at 6:00 p.m. local time, and any adjournments thereof, and to vote all shares of stock that the undersigned would be entitled to vote if personally present in the manner indicated below, and on any other matters properly brought before the Meeting or any adjournments thereof, all as set forth in the Proxy Statement dated April [    ], 2006.

PLEASE MARK YOUR CHOICE LIKE THIS /X/ IN BLACK OR BLUE INK.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ALL PROPOSALS

1.     Elect the following nominees as directors:  Donald E. Benson, Joseph N. Cohen, Robert E. Gipson, W. Douglas Hile, Antoinette Hubenette, M.D., Scott A. Montgomery, Judge Dion G. Morrow, Carl R. Terzian and Robert E. Thomson.

☐ FOR	☐ WITHHOLD

(Authority to vote for any nominee may be withheld by lining through or otherwise striking out the name of such nominee).

2.     Approve an amendment to Article XIII of the Articles of Incorporation to extend the termination date of that Article from July 1, 2006 to July 1, 2009 (in general, Article XIII prohibits the transfer, without the prior approval of the Board of Directors, of shares of common or preferred stock to any person if such person is or would become by reason of such transfer the beneficial owner of more than 4.5% of National Mercantile Bancorp’s capital stock).

☐ FOR	☐ AGAINST

3.     Upon such other matters as may properly come before the Meeting or any adjournments thereof.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT ON FORM 10-KSB OF NATIONAL MERCANTILE BANCORP.

(Signature should be exactly as name or names appear on this proxy. If stock is held jointly each holder should sign. If signature is by attorney, executor, administrator, trustee or guardian, please give full title.)

Dated:
Signature

I/we plan to attend the Meeting.
Yes ☐ No ☐	Signature if held jointly

Unless otherwise directed, this proxy will be voted FOR the nominees and in the discretion of the proxies on all other matters properly brought before the Meeting.

PLEASE DATE, SIGN AND RETURN PROMPTLY